Exhibit 99(d)(3)

Advent International Corporation 800 Boylston Street Boston, MA 02199 USA T +1 (617) 951-9400 www.adventinternational.com

AMENDED AND RESTATED EQUITY COMMITMENT LETTER

July 15, 2020

Ferrari Group Holdings, L.P. (“Parent”)

c/o Advent International Corporation

800 Boylston Street

Boston, MA 02199

Dear Ladies and Gentlemen:

This letter agreement (this “Letter”) amends and restates in its entirety that certain letter agreement, dated as of February 6, 2020, between Ferrari Group Holdings, L.P., a Delaware limited partnership (“Parent”), and the Investors (as defined below) (the “Original Agreement”). Reference is hereby made to that certain Amended and Restated Agreement and Plan of Merger (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated July 15, 2020, by and among Parent, Ferrari Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Forescout Technologies, Inc., a Delaware corporation (the “Company”). Pursuant to the terms of the Merger Agreement, Merger Sub will commence a tender offer to acquire any and all of the outstanding shares of the common stock of the Company. Following the consummation of the Offer, Merger Sub will be merged with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement. This Letter is being delivered to Parent to induce the Company to enter into the Agreement. Capitalized terms used but not defined in this Letter shall have the respective meanings given to them in the Agreement.

1

Equity Commitment. Subject to the provisions of Section 2 below and Parent’s acceptance of this Letter, each of the funds listed in Schedule A to this Letter (each, an “Investor” and, collectively, the “Investors”) irrevocably severally (but not jointly or jointly and severally) commits, in respect of itself only, to provide to Parent at the Closing, by way of direct and/or indirect contributions, including, without limitation, in the form of ordinary equity shares, preference shares, subordinated or non-subordinated shareholder loans, preferred equity certificates, membership interests, partnership interests or in such other form as such Investor deems appropriate, up to the amount in cash set forth opposite the name of such Investor in Schedule A to this Letter (each, an “Equity Commitment”), solely to be used by Parent to pay for all shares tendered pursuant to the Offer (and not validly withdrawn) on the Expiration Date (in the aggregate, the “Offer Amount”) and to make all payments due under Section 2.10(a)(iii) and Section 2.11 of the Merger Agreement at the Closing (in the aggregate, the “Merger Amount”).

2

Condition. The obligation of the Investors to cause their Equity Commitments to be provided at the Closing as provided in Section 1 above is subject to: (i) the terms of this Letter; (ii) the valid execution and delivery of the Agreement by all parties to the Agreement; (iii) no valid termination of the Agreement in accordance with its terms; and, in addition (iv)(A) with respect to the Offer Amount (1) the satisfaction, or waiver by Merger Sub or Parent, of the Offer Conditions as of the Expiration Date (other than those conditions that by their terms are to be satisfied by actions taken at the Offer Acceptance Time, each of which would be satisfied if the Offer Acceptance Time were to then occur) and (2) the substantially concurrent acceptance for payment by Merger Sub of all shares validly tendered and not validly withdrawn pursuant to the Offer and (B) with respect to the Merger Amount (1) the satisfaction or waiver by the Company, Parent or Merger Sub of the conditions set forth in Section 7.1 of the Agreement (other than those conditions that, by their terms, are to be satisfied by actions taken at the Closing, but subject to the satisfaction of such conditions at the Closing) and (2) the substantially concurrent consummation of the Merger in accordance with the terms of the Agreement.

3

Termination. Each Investor’s Equity Commitment above shall terminate immediately and be of no further force and effect, and neither Parent nor any other person or entity shall have any recourse against such Investor, upon the earliest of (i) the Closing in accordance with the terms of the Agreement, including the payment by Parent and Merger Sub of all amounts contemplated by Article II thereof, (ii) the valid termination of the Agreement in accordance with its terms, (iii) the funding in full by such Investor of its Equity Commitment pursuant hereto, (iv) full satisfaction of the Guaranteed Obligations (as defined in the Limited Guarantee (as defined below)) to the extent such amounts actually become payable under the Limited Guarantee and (v) the date of commencement of any Claim (as defined in the Limited Guarantee) by the Company or any Company Related Party prohibited by Section 4 of the Limited Guarantee.

4	Limitation on Liability of Related Persons; Investor Recourse.

4.1

Concurrently with the execution and delivery of this Letter, the Investors are executing and delivering to the Company a Limited Guarantee (the “Limited Guarantee”) relating to certain of Parent’s obligations under the Agreement. As more fully described in the Agreement and the Limited Guarantee, the Retained Claims (as defined in the Limited Guarantee) will be the sole and exclusive remedy of the Company against each Investor and the other Non-Recourse Parties (as defined in the Limited Guarantee) in respect of any liabilities or obligations arising pursuant to, or in connection with, the Transaction Documents (as defined in the Limited Guarantee) or the Transactions.

4.2

Notwithstanding anything that may be expressed or implied in this Letter to the contrary (and subject only to the specific contractual provisions of the Agreement and the Limited Guarantee), by its acceptance hereof, Parent acknowledges and agrees, on behalf of itself and all other Non-Recourse Parties, that all Claims under this Agreement may be made only against (and are expressly limited to) the Investors as expressly identified in Schedule A to and signature page(s) of this Letter. No Person who is not an Investor (including, without limitation, each of the other Non-Recourse Parties) shall have any liability or obligation whatsoever in respect of, based upon or arising out of any Claims.

4.3

Without limiting the foregoing or the terms of the Limited Guarantee, to the maximum extent permitted under applicable Law, except for any Claims arising pursuant to the Agreement, or this Letter or against any parties to the Agreement other than Parent, (i) Parent hereby waives, releases and disclaims any and all Claims against all other Non-Recourse Parties, including any Claims to avoid or disregard the entity form of any Investor or otherwise seek to impose any liability arising out of, related to or in connection with a Claim on any other Non-Recourse Party, whether a Claim is granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) Parent disclaims any reliance upon any other Non-Recourse Party with respect to the performance of this Letter or any representation or warranty made in, in connection with, or as an inducement to this Letter except, in each case, for the Retained Claims. Section 4.2 and this Section 4.3 shall survive the termination of this Letter.

4.4

The terms of this Letter set out the entire commitment of the Investors to Parent in connection with the Transactions and, except as expressly set forth in the Limited Guarantee, under no circumstances shall the Investors assume or guarantee, or be deemed to have assumed or guaranteed, any of the obligations or liabilities of Parent under the Agreement or otherwise, or any obligations or liabilities of any Person whatsoever. The obligations of the Investors under this Letter are several and accordingly no Investor will be under any obligation to contribute, or cause there to be contributed, pursuant to this Letter, or otherwise have any obligation or liability under this Letter for, an amount in excess of its Equity Commitment.

4.5

Subject to the second sentence of this Section 4.5, this Letter shall be binding on the Investors for the sole benefit of Parent, and shall not be relied upon, nor create any right or any benefit whatsoever (express or implied) in favor of any third party, and no Person (including Parent’s creditors) other than Parent shall have any right to enforce this Letter or to cause Parent to enforce this Letter. Notwithstanding the above, Parent and each Investor acknowledge that this Letter may be enforced by the Company pursuant to the Company’s right to specific performance of Parent’s obligation to enforce the Investors’ several obligation to fund their respective Equity Commitment in accordance with the terms hereof, pursuant to, and subject to, and solely in accordance with, the terms and conditions of Section 9.10(b) of the Agreement and the satisfaction of the conditions in Section 2 hereof, without a requirement that such enforcement be at the direction of Parent. Each Investor, subject to Section 9.10 of the Agreement, severally, and not jointly, agrees not to oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Investor further severally, and not jointly, agrees that the Company shall not be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the Company’s specific performance rights under and, subject to, Section 9.10 of the Agreement or this Letter. Each Investor severally, and not jointly, acknowledges and agrees that (a) Parent is delivering a copy of this Letter to the Company and that the Company is relying on the several, and not joint, obligations and commitments of the Investors hereunder in connection with the Company’s decision to enter into and consummate the transactions contemplated by the Agreement; (b) the provisions of the Agreement and the Limited Guarantee (i) are not intended to and do not adequately compensate for the harm that would result from a breach of the Agreement or a breach of such Investor’s several, and not joint, obligations to fund its respective Equity Commitment in accordance with the terms of this Letter and (ii) shall not be construed to diminish or otherwise impair in any respect the Company’s right to specific enforcement, to cause Parent and Merger Sub to cause, or to directly cause, such Investor to severally, and not jointly, fund, directly or indirectly, its respective Equity Commitment under this Letter, and to cause Parent and Merger Sub to consummate the transactions contemplated by the Agreement under, and subject to, Section 9.10 of the Agreement; and (c) the right of specific performance under this Letter and Section 9.10 of the Agreement are an integral part of the transactions contemplated by the Agreement and without those rights, the Company would not have entered into the Agreement. For the avoidance of doubt, the remedies available to the Company under Section 9.10 of the Agreement and this Letter shall be in addition to any other remedy to which the Company is entitled, and the election to pursue any injunction or specific performance under the Agreement and/or this Letter shall not restrict, impair or otherwise limit the Company from, in the alternative, terminating the Agreement and collecting any amounts owed under the Guaranteed Obligations, as applicable, it being understood that under no circumstances shall the Company be permitted or entitled to receive both (x) a grant of specific performance under Section 9.10 of the Agreement and/or this Letter and (y) payment of the Parent Termination Fee and/or money damages.

5

Assignment. This Letter and the benefits hereof may not be assigned by Parent or the Investors or otherwise transferred to any other Person without the prior written consent of the other parties hereto, provided that an Investor may assign and transfer any or all of its rights and obligations (i) to another private equity fund with sufficient undrawn commitments from its investors to allow it to meet the obligations assumed by it pursuant to such assignment and transfer and which is managed or advised by an affiliate of such Investor, or (ii) to any other Person, provided that any such permitted assignment described in clause (i) or clause (ii) shall not relieve such Investor of its obligation to cause its Equity Commitments to be provided at the Closing.

6

Confidentiality. This Letter shall be treated by Parent as confidential and is being provided solely in connection with the Transactions and, subject to any disclosure required by applicable Law, Parent shall not use, circulate, disclose, quote or otherwise refer to this Letter in any document, except with the Investors’ prior written consent. Notwithstanding the foregoing, this Letter may be shown: (i) to potential and actual financing sources and co-investors; (ii) as necessary to the extent required by applicable Law (provided, that Parent will provide the Investors an opportunity to review such required disclosure in advance of such disclosure being made); or (iii) as necessary to the extent required by any Governmental Authority having jurisdiction over such Person or any disclosures in connection with the enforcement of the terms of this Letter. For the avoidance of doubt, if required, the Company may disclose a description of the terms and conditions of this Letter in the Schedule 14D-9 or any other document required to be filed by the Company with the SEC in connection with the Transactions.

7

Representations and Warranties. Each Investor represents and warrants, severally and not jointly, to Parent that as of the date hereof and at all times during the term of this Letter (a) it has all requisite limited partnership power and authority to execute, deliver and perform this Letter, (b) the execution, delivery and performance of this Letter by it has been duly and validly authorized and approved by all necessary limited partnership action by it, (c) this Letter has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this Letter (subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar applicable Laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law)), (d) it has currently, and will have at all times during the effectiveness of this Letter, the financial capacity to fulfill its Equity Commitment and pay and perform its obligations under this Letter, and all funds necessary for such Investor to fund its Equity Commitment and fulfill its obligations under this Letter shall be available to such Investor for so long as this Letter shall remain in effect in accordance with the terms hereof, and the Investors, collectively, have, and at Closing will have, sufficient cash, available lines of credit, capital commitments or other sources of available funds to fulfill the aggregate Equity Commitment in accordance with the terms and subject to the conditions set forth herein, and (e) the execution, delivery and performance by such Investor of this Letter do not (i) violate the limited partnership agreement or any contract to which such Investor is a party, (ii) violate any applicable Law or judgment binding on such Investor or (iii) other than filing or disclosure of this Letter to the extent required by the applicable rules of any national securities exchange or required or requested by the SEC in connection with any SEC filings related to the Offer or the Merger, require any action by, or any consent, approval, authorization or permit of, or notice to or filing with, any Governmental Authority or regulatory body in connection with the execution, delivery or performance of this Letter.

8	Miscellaneous.

8.1

Without limiting the generality of Section 4.2 and 4.3, each of the parties to this Letter hereby acknowledges that the limited partners in the Investors have limited liability (for the purposes of this Letter and otherwise) and, in addition to any other limitation of liability set forth in this Letter, each party hereby agrees that the liability of the limited partners in any of the parties that is constituted as a limited partnership shall be limited in accordance with the law of the jurisdiction in which that limited partnership is registered or otherwise constituted.

8.2

This Letter and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

8.3

Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding that may be based upon, arise out of or relate to this Letter, or the negotiation, execution or performance of this Letter (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Letter or as an inducement to enter into this Letter), for and on behalf of itself or any of its properties or assets, at their respective addresses provided in the Agreement or Section 11 (Notices) of the Limited Guarantee, as applicable; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy that may be based upon, arise out of or relate to this Letter, or the negotiation, execution or performance of this Letter (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Letter or as an inducement to enter into this Letter); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Letter shall be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it shall not bring any Legal Proceeding relating to this Letter in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

8.4

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.

8.5

This Letter may not be amended or otherwise modified without the prior written consent of the Company and each party to this Letter. This Letter, the Limited Guarantee, the Agreement and the Confidentiality Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith, including, but not limited to, the Original Agreement. Subject to the terms of this Letter, the Limited Guarantee, the Agreement and the Confidentiality Agreement, no failure or delay by any party or the Company in exercising any right or privilege in this Letter shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.6

This Letter may be executed in two or more textually identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and this Letter may be executed by facsimile or other electronic transmission.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

ADVENT INTERNATIONAL GPE IX LIMITED PARTNERSHIP

ADVENT INTERNATIONAL GPE IX-B LIMITED PARTNERSHIP

ADVENT INTERNATIONAL GPE IX-C LIMITED PARTNERSHIP

ADVENT INTERNATIONAL GPE IX-F LIMITED PARTNERSHIP

ADVENT INTERNATIONAL GPE IX-G LIMITED PARTNERSHIP

ADVENT INTERNATIONAL GPE IX-H LIMITED PARTNERSHIP

ADVENT INTERNATIONAL GPE IX-I LIMITED PARTNERSHIP

By:

GPE IX GP Limited Partnership, General Partner

Advent International GPE IX, LLC, General Partner

Advent International Corporation, Manager

By:	/s/ James Westra
Name:	Name:	James Westra
Title:	Title:	Chief Legal Officer, General Counsel and Managing Partner

ADVENT PARTNERS GPE IX CAYMAN LIMITED PARTNERSHIP

ADVENT PARTNERS GPE IX-A CAYMAN LIMITED PARTNERSHIP

ADVENT PARTNERS GPE IX-B CAYMAN LIMITED PARTNERSHIP

ADVENT PARTNERS GPE IX LIMITED PARTNERSHIP

ADVENT PARTNERS GPE IX-A LIMITED PARTNERSHIP

By:

AP GPE IX GP Limited Partnership, General Partner

Advent International GPE IX, LLC, General Partner

Advent International Corporation, Manager

By:	/s/ James Westra
Name:	Name:	James Westra
Title:	Title:	Chief Legal Officer, General Counsel and Managing Partner

ADVENT INTERNATIONAL GPE IX-A SCSP

ADVENT INTERNATIONAL GPE IX-D SCSP

ADVENT INTERNATIONAL GPE IX-E SCSP

ADVENT INTERNATIONAL GPE IX STRATEGIC INVESTORS SCSP

By:
GPE IX GP S.à r.l., General Partner
Advent International GPE IX, LLC, Manager	By:	/s/ Justin Nuccio
Name: Justin Nuccio
Title: Manager

Advent International Corporation, Manager

By:	/s/ James Westra
Name:	Name:	James Westra
Title:	Title:	Chief Legal Officer, General Counsel and Managing Partner

[Signature Page to Amended and Restated Equity Commitment Letter]

ADVENT GLOBAL TECHNOLOGY LIMITED PARTNERSHIP,

ADVENT GLOBAL TECHNOLOGY-B LIMITED PARTNERSHIP,

ADVENT GLOBAL TECHNOLOGY-C LIMITED PARTNERSHIP,

ADVENT GLOBAL TECHNOLOGY-D LIMITED PARTNERSHIP

each a Cayman Islands exempted limited partnership

By:	Advent Global Technology GP Limited Partnership, General Partner

By:	Advent Global Technology LLC, General Partner

By:	Advent International Corporation, Manager

By:	/s/ James Westra
Name:	Name:	James Westra
Title:	Title:	Chief Legal Officer, General Counsel and Managing Partner

ADVENT GLOBAL TECHNOLOGY-A

SCSP, a Luxembourg special limited partnership

(société en commandite spéciale)

By:	Advent Global Technology GP S.à r.l., General Partner

By:	Advent Global Technology LLC,	By:	/s/ Justin Nuccio
	Manager		Name: Justin Nuccio
Title: Manager
By:	Advent International Corporation, Manager

By:	/s/ James Westra
Name:	Name:	James Westra
Title:	Title:	Chief Legal Officer, General Counsel and Managing Partner

[Signature Page to Amended and Restated Equity Commitment Letter]

ADVENT PARTNERS AGT CAYMAN LIMITED PARTNERSHIP, ADVENT PARTNERS AGT LIMITED PARTNERSHIP, ADVENT PARTNERS AGT-A LIMITED PARTNERSHIP, ADVENT GLOBAL TECHNOLOGY STRATEGIC INVESTORS LIMITED PARTNERSHIP
By:	AP AGT GP Limited Partnership, General Partner

By:	Advent Global Technology LLC, General Partner

By:	Advent International Corporation, Manager

By:	/s/ James Westra
Name:	Name:	James Westra
Title:	Title:	Chief Legal Officer, General Counsel and Managing Partner

[Signature Page to Amended and Restated Equity Commitment Letter]

Accepted and agreed as of the date first above written:

Ferrari Group Holdings, L.P.

By:	Ferrari Group Holdings GP, LLC, its General Partner

By:	/s/ James Westra
Name: James Westra
Title: President and General Counsel

[Signature Page to Amended and Restated Equity Commitment Letter]

The Company hereby consents to the amendment and restatement of the Original Agreement by this Letter.

FORESCOUT TECHNOLOGIES, INC.

By:	/s/ Darren Milliken
Name: Darren Milliken
Title: Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

[Signature Page to Amended and Restated Equity Commitment Letter]

SCHEDULE A

Investor	Equity Commitment Amount	Equity Commitment Percentage
ADVENT GLOBAL TECHNOLOGY LIMITED PARTNERSHIP	$46,041,957.26	2.8776%
ADVENT GLOBAL TECHNOLOGY-A SCSP	$22,727,803.83	1.4205%
ADVENT GLOBAL TECHNOLOGY-B LIMITED PARTNERSHIP	$35,831,203.59	2.2395%
ADVENT GLOBAL TECHNOLOGY-C LIMITED PARTNERSHIP	$19,400,152.84	1.2125%
ADVENT GLOBAL TECHNOLOGY-D LIMITED PARTNERSHIP	$23,225,969.87	1.4516%
ADVENT PARTNERS AGT LIMITED PARTNERSHIP	$692,222.10	0.0433%
ADVENT PARTNERS AGT CAYMAN LIMITED PARTNERSHIP	$6,937,803.00	0.4336%
ADVENT PARTNERS AGT-A LIMITED PARTNERSHIP	$349,124.55	0.0218%
ADVENT GLOBAL TECHNOLOGY STRATEGIC INVESTORS LIMITED PARTNERSHIP	$1,124,548.54	0.0703%
ADVENT INTERNATIONAL GPE IX LIMITED PARTNERSHIP	$522,896,465.94	32.6810%
ADVENT INTERNATIONAL GPE IX-A SCSP	$151,863,470.64	9.4915%
ADVENT INTERNATIONAL GPE IX-B LIMITED PARTNERSHIP	$102,406,646.79	6.4004%
ADVENT INTERNATIONAL GPE IX-C LIMITED PARTNERSHIP	$43,013,005.48	2.6883%
ADVENT INTERNATIONAL GPE IX-D SCSP	$32,727,499.14	2.0455%
ADVENT INTERNATIONAL GPE IX-E SCSP	$65,685,228.91	4.1053%
ADVENT INTERNATIONAL GPE IX-F LIMITED PARTNERSHIP	$44,568,774.53	2.7855%
ADVENT INTERNATIONAL GPE IX-G LIMITED PARTNERSHIP	$148,496,185.91	9.2810%
ADVENT INTERNATIONAL GPE IX-H LIMITED PARTNERSHIP	$165,343,308.96	10.3340%
ADVENT INTERNATIONAL GPE IX-I LIMITED PARTNERSHIP	$94,831,247.29	5.9270%
ADVENT PARTNERS GPE IX LIMITED PARTNERSHIP	$2,750,651.70	0.1719%
ADVENT PARTNERS GPE IX CAYMAN LIMITED PARTNERSHIP	$15,570,105.58	0.9731%
ADVENT PARTNERS GPE IX-B CAYMAN LIMITED PARTNERSHIP	$44,134,548.98	2.7584%
ADVENT PARTNERS GPE IX-A LIMITED PARTNERSHIP	$4,085,967.85	0.2554%
ADVENT PARTNERS GPE IX-A CAYMAN LIMITED PARTNERSHIP	$1,654,595.18	0.1034%
ADVENT INTERNATIONAL GPE IX STRATEGIC INVESTORS SCSP	$3,641,511.54	0.2276%

Total	$1,600,000,000.00	100%